FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the Distribution Agreement dated as of December 10, 2015 as novated (the “Agreement”), is entered into on March 27, 2020 (the “Execution Date”) by and between U.S. Global Investors Funds (the “Client”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of July 1, 2020 ( the “Effective Date”).

WHEREAS, Foreside and the Client (the “Parties”) desire to amend Appendix A of the Agreement to reflect the change of name of one Fund; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the change of name of Holmes Macro Trends Fund to Global Luxury Goods Fund.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

U.S. GLOBAL INVESTORS FUNDS		FORESIDE FUND SERVICES, LLC

By:	/s/ Jessica Chase	By:	/s/ Mark Fairbanks
Name:	Jessica Chase		Mark Fairbanks
Title:	President		Vice President

DISTRIBUTION AGREEMENT

APPENDIX A

Effective as of July 1, 2020

FUNDS

China Region Fund

Emerging Europe Fund

Global Resources Fund

Gold and Precious Metals Fund

World Precious Minerals Fund

All American Equity Fund

Global Luxury Goods Fund

Near-Term Tax Free Fund

U.S. Government Securities Ultra-Short Bond Fund

A-1